Exhibit 99.1

PRESS RELEASE	5700 Las Positas Road Livermore, California 94551 925-606-9200

FOR RELEASE October 28, 2021

McGrath RentCorp Announces Results for Third Quarter 2021

LIVERMORE, CA – October 28, 2021 – McGrath RentCorp (NASDAQ: MGRC) (the “Company”), a diversified business-to-business rental company, today announced total revenues for the quarter ended September 30, 2021 of $173.3 million, an increase of 11%, compared to the third quarter of 2020.  The Company reported net income of $23.3 million, or $0.95 per diluted share, for the third quarter of 2021, compared to net income of $28.1 million, or $1.15 per diluted share, for the third quarter of 2020.

THIRD QUARTER 2021 Company HIGHLIGHTS:

•	Rental revenues increased 17% year-over-year to $103.3 million.
•	Total revenues increased 11% year-over-year to $173.3 million.
•	Adjusted EBITDA[1] increased 5% to $66.0 million.
•

Dividend rate increased 4% year-over-year to $0.435 per share for the third quarter of 2021.  On an annualized basis, this dividend represents a 2.3% yield on the October 27, 2021 close price of $75.24 per share.

Joe Hanna, President and CEO of McGrath RentCorp, made the following comments regarding these results and future expectations:

“Our third quarter results reflect improved end market conditions in each of our three rental business segments.  Companywide rental revenues increased 17% year over year.  Modular rental revenues grew 26%, with the majority of the growth attributable to our Design Space and Kitchens To Go acquisitions.  Rental revenues at TRS and Adler grew 6% and 11%, respectively.

Our teams continued working through the integration of Design Space and Kitchens To Go during the quarter and I am very pleased with their progress.  These acquisitions will provide additional long-term growth opportunities, as we expect to deploy more rental equipment capital in our expanded geographic coverage and to expand the breadth of products and services we bring to our customers.

We continued to see some cost pressures from elevated material and labor expenses, and some project delays, reflecting supply chain challenges.  As business activity level increased, these factors pressured modular rental and sales margins during the quarter, and pushed completion of some modular sales projects to later in the current year, and in to next year.  Partly offsetting these pressures, we are increasing pricing as demand improves.

The overall positive rental demand trends that we have seen in recent months have continued into the fourth quarter.  We are fully focused on solid execution for the remainder of the year.”

Division HIGHLIGHTS:

All comparisons presented below are for the quarter ended September 30, 2021 to the quarter ended September 30, 2020 unless otherwise indicated.

Mobile Modular

For the third quarter of 2021, the Company’s Mobile Modular division reported income from operations of $23.5 million, a decrease of $1.4 million, or 5%.  Rental revenues increased 26% to $59.2 million, depreciation expense increased 31% to $7.5 million and other direct costs increased 40% to $16.5 million, which resulted in an increase in gross profit on rental revenues of 19% to $35.1 million.  The rental revenue increase reflects in part the new Design Space and Kitchens To Go customers that contributed approximately three quarters of the increase.  Rental related services revenues increased 31% to $24.5 million, primarily attributable to higher amortization of modular building delivery and return delivery and dismantle revenues, higher site related and other services performed during the lease and increased delivery and return delivery revenues at Portable Storage, with associated gross profit increasing 15% to $6.0 million.  Sales revenues decreased 10% to $26.4 million, primarily due to lower new equipment sales. Gross margin on sales was 31% compared to 26% in 2020, resulting in a 9% increase in gross profit on sales revenues to $8.2 million.  Selling and administrative expenses increased 47% to $26.1 million, primarily due to increased employee salaries and benefit costs totaling $2.5 million, mostly due to the addition of Design Space and Kitchens To Go employees, $2.4 million higher amortization of intangible assets associated with the Design Space and Kitchens To Go acquisitions and $1.4 million higher allocated corporate expenses.

TRS-RenTelco

For the third quarter of 2021, the Company’s TRS-RenTelco division reported income from operations of $9.5 million, an increase of $0.5 million, or 5%.  Rental revenues increased 6% to $29.2 million, depreciation expense increased 5% to $12.2 million and other direct costs increased 4% to $5.0 million, which resulted in a 7% increase in gross profit on rental revenues to $12.0 million.  The rental revenue increase was primarily the result of increased demand for general purpose equipment compared to the prior year.  Sales revenues decreased 31% to $4.8 million.  Gross margin on sales was 63% in 2021 compared to 44% in 2020, resulting in a 1% decrease in gross profit on sales revenues to $3.0 million.  Selling and administrative expenses increased 1% to $6.0 million.

Adler Tanks

For the third quarter of 2021, the Company’s Adler Tanks division reported income from operations of $2.8 million, an increase of 4% compared to the prior year.  Rental revenues increased 11% to $14.8 million, depreciation expense was comparable to the prior year and other direct costs increased 62% to $3.2 million, which resulted in an increased gross profit on rental revenues of 3%, to $7.6 million. Rental related services revenues increased 14% to $6.3 million, with gross profit on rental related services increasing 2%, to $1.2 million.  Selling and administrative expenses increased 9% to $6.3 million primarily due to higher allocated corporate expenses.

financial outlook:

Based upon the Company’s year-to-date results and current outlook for the remainder of the year, the Company is updating its financial outlook.

For the full-year 2021, the Company expects:

		Previous	Current
•	Total revenue:	$610 million to $640 million	$618 million to $628 million
•	Adjusted EBITDA:	$245 million to $260 million	$245 million to $249 million
•	Gross rental equipment capital expenditures:	$100 million to $120 million	$108 million to $118 million

1.

Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.  A reconciliation of actual net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release.

2.

Information reconciling forward-looking Adjusted EBITDA to the comparable GAAP financial measures is unavailable to the Company without unreasonable effort because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Therefore, no reconciliation to the most comparable GAAP measures is provided. The Company provides Adjusted EBITDA guidance because it believes that Adjusted EBITDA, when viewed with the Company’s results under GAAP, provides useful information for the reasons noted in the reconciliation of actual Adjusted EBITDA to the most directly comparable GAAP measures at the end of this release.

About McGrath RentCorp:

Founded in 1979, McGrath RentCorp (Nasdaq: MGRC) is a diversified business-to-business rental company providing modular buildings, electronic test equipment, portable storage and tank containment solutions across the United States and other select North American regions.  The Company’s rental operations consist of four divisions: Mobile Modular rents and sells modular buildings to fulfill customers’ temporary and permanent classroom and office space needs; TRS-RenTelco rents and sells electronic test equipment; Adler Tank Rentals rents and sells containment solutions for hazardous and nonhazardous liquids and solids; and Mobile Modular Portable Storage provides portable storage rental solutions.  For more information on McGrath RentCorp and its operating units, please visit our websites:

Corporate – www.mgrc.com

Modular Buildings – www.mobilemodular.com

Electronic Test Equipment – www.trsrentelco.com

Tanks and Boxes – www.adlertankrentals.com

Portable Storage – www.mobilemodularcontainers.com

School Facilities Manufacturing – www.enviroplex.com

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K, 10-Q and other SEC filings.  You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K, 10-Q and other SEC filings.

Conference Call Note:

As previously announced in its press release of October 1, 2021, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on October 28, 2021 to discuss the third quarter 2021 results.  To participate in the teleconference, dial 1-844-707-0666 (in the U.S.), or 1-703-639-1220 (outside the U.S.), or to listen only, access the simultaneous webcast at the investor relations section of the Company’s website at https://investors.mgrc.com/.  A replay will be available for 7 days following the call by dialing 1-855-859-2056 (in the U.S.), or 1-404-537-3406 (outside the U.S.).  The pass code for the conference call replay is 5485029.  In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at https://investors.mgrc.com/events-and-presentations.

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, regarding McGrath RentCorp’s expectations, strategies, prospects or targets are forward looking statements.  These forward-looking statements also can be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plan,” “predict,” “project,” or “will,” or the negative of these terms or other comparable terminology.   In particular, Mr. Hanna’s statements about the Design Space and Kitchens To Go acquisitions providing additional long-term growth opportunities and the expectation to deploy more rental equipment capital and to expand the breadth of products and services to the Company’s customers, optimism about the overall positive rental demand trends, as well as the statements regarding the full year 2021 in the “Financial Outlook” section, are forward-looking.

These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties that could cause our actual results to differ materially from those projected including: the duration of the COVID-19 pandemic and its economic impact, the extent and length of the restrictions associated with COVID-19 pandemic, the health of the education and commercial markets in our modular building division; the activity levels in the general purpose and communications test equipment markets at TRS-RenTelco; the ability to obtain the synergies expected from the Design Space and Kitchens To Go acquisitions and the success of integrating such acquisitions; the utilization levels and rental rates of our Adler Tanks liquid and solid containment tank and box rental assets; continued execution of our performance improvement initiatives; our ability to successfully increase prices to offset cost increases; and our ability to effectively manage our rental assets, as well as the factors disclosed under “Risk Factors” in the Company’s Form 10-K and other SEC filings.

Forward-looking statements are made only as of the date hereof.  Except as otherwise required by law, we assume no obligation to update any of the forward-looking statements contained in this press release.

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2021	2020	2021	2020
Revenues
Rental	$103,269	$88,138	$283,937	$263,273
Rental related services	31,513	25,040	73,870	70,026
Rental operations	134,782	113,178	357,807	333,299
Sales	37,636	42,331	80,503	87,366
Other	874	939	2,612	2,909
Total revenues	173,292	156,448	440,922	423,574
Costs and Expenses
Direct costs of rental operations:
Depreciation of rental equipment	23,802	21,419	68,216	64,640
Rental related services	24,356	18,603	56,236	51,760
Other	24,711	18,553	67,696	56,171
Total direct costs of rental operations	72,869	58,575	192,148	172,571
Costs of sales	24,618	29,669	50,021	57,911
Total costs of revenues	97,487	88,244	242,169	230,482
Gross profit	75,805	68,204	198,753	193,093
Selling and administrative expenses	39,907	30,871	109,305	93,365
Income from operations	35,898	37,333	89,448	99,728
Other income (expense):
Interest expense	(3,168)	(1,968)	(7,208)	(6,804)
Foreign currency exchange (loss) gain	(128)	130	(185)	(189)
Income before provision for income taxes	32,602	35,495	82,055	92,735
Provision for income taxes	9,350	7,394	20,797	21,926
Net income	$23,252	$28,101	$61,258	$70,809
Earnings per share:
Basic	$0.96	$1.17	$2.53	$2.93
Diluted	$0.95	$1.15	$2.50	$2.88
Shares used in per share calculation:
Basic	24,245	24,097	24,209	24,170
Diluted	24,507	24,443	24,506	24,558
Cash dividends declared per share	$0.435	$0.420	$1.305	$1.260

MCGRATH RENTCORP

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,	December 31,
(in thousands)	2021	2020
Assets
Cash	$2,380	$1,238
Accounts receivable, net of allowance for doubtful accounts of $2,225 in 2021 and $2,100 in 2020	168,831	123,316
Rental equipment, at cost:
Relocatable modular buildings	1,023,344	882,115
Electronic test equipment	363,799	333,020
Liquid and solid containment tanks and boxes	311,677	315,706
	1,698,820	1,530,841
Less: accumulated depreciation	(635,358)	(592,725)
Rental equipment, net	1,063,462	938,116
Property, plant and equipment, net	135,055	136,210
Prepaid expenses and other assets	59,523	41,549
Intangible assets, net	48,715	7,118
Goodwill	132,387	28,197
Total assets	$1,610,353	$1,275,744
Liabilities and Shareholders' Equity
Liabilities:
Notes payable	$459,475	$222,754
Accounts payable and accrued liabilities	137,308	108,334
Deferred income	69,634	45,975
Deferred income taxes, net	231,480	216,077
Total liabilities	897,897	593,140
Shareholders’ equity:
Common stock, no par value - Authorized 40,000 shares
Issued and outstanding - 24,247 shares as of September 30, 2021 and 24,128 shares as of December 31, 2020	106,744	106,289
Retained earnings	605,754	576,419
Accumulated other comprehensive loss	(42)	(104)
Total shareholders’ equity	712,456	682,604
Total liabilities and shareholders’ equity	$1,610,353	$1,275,744

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
(in thousands)	2021	2020
Cash Flows from Operating Activities:
Net income	$61,258	$70,809
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	79,047	71,249
Provision for doubtful accounts	193	1,227
Share-based compensation	5,302	4,894
Gain on sale of used rental equipment	(17,788)	(14,110)
Foreign currency exchange loss	185	189
Amortization of debt issuance costs	11	8
Change in:
Accounts receivable	(33,471)	(2,561)
Prepaid expenses and other assets	(11,409)	(1,314)
Accounts payable and accrued liabilities	17,428	(582)
Deferred income	20,128	3,591
Deferred income taxes	15,403	(1,863)
Net cash provided by operating activities	136,287	131,537
Cash Flows from Investing Activities:
Purchases of rental equipment	(90,379)	(65,661)
Purchases of property, plant and equipment	(969)	(9,639)
Cash paid for acquisition of businesses	(285,624)	—
Proceeds from sales of used rental equipment	41,556	33,837
Net cash used in investing activities	(335,416)	(41,463)
Cash Flows from Financing Activities:
Net borrowing (repayment) under bank lines of credit	176,758	(43,460)
Borrowings under note purchase agreement	100,000	—
Principal payment of Series B senior notes	(40,000)	—
Repurchase of common stock	—	(13,617)
Taxes paid related to net share settlement of stock awards	(4,847)	(3,930)
Payment of dividends	(31,635)	(29,642)
Net cash provided by (used in) financing activities	200,276	(90,649)
Effect of foreign currency exchange rate changes on cash	(5)	(224)
Net increase (decrease) in cash	1,142	(799)
Cash balance, beginning of period	1,238	2,342
Cash balance, end of period	$2,380	$1,543
Supplemental Disclosure of Cash Flow Information:
Interest paid, during the period	$6,477	$6,829
Net income taxes paid, during the period	$8,074	$24,704
Dividends accrued during the period, not yet paid	$10,002	$10,355
Rental equipment acquisitions, not yet paid	$2,199	$5,827

1.	Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
2.	Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
3.	Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
4.	Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended September 30, 2021
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$59,223	$29,204	$14,842	$—	$103,269
Rental related services	24,468	699	6,346	—	31,513
Rental operations	83,691	29,903	21,188	—	134,782
Sales	26,362	4,773	960	5,541	37,636
Other	341	398	135	—	874
Total revenues	110,394	35,074	22,283	5,541	173,292

Costs and Expenses
Direct costs of rental operations:
Depreciation	7,544	12,151	4,107	—	23,802
Rental related services	18,508	663	5,185	—	24,356
Other	16,533	5,015	3,163	—	24,711
Total direct costs of rental operations	42,585	17,829	12,455	—	72,869
Costs of sales	18,145	1,743	680	4,050	24,618
Total costs of revenues	60,730	19,572	13,135	4,050	97,487

Gross Profit
Rental	35,146	12,038	7,572	—	54,756
Rental related services	5,960	36	1,161	—	7,157
Rental operations	41,106	12,074	8,733	—	61,913
Sales	8,217	3,030	280	1,491	13,018
Other	341	398	135	—	874
Total gross profit	49,664	15,502	9,148	1,491	75,805
Selling and administrative expenses	26,138	6,010	6,333	1,426	39,907
Income from operations	$23,526	$9,492	$2,815	$65	35,898
Interest expense					(3,168)
Foreign currency exchange loss					(128)
Provision for income taxes					(9,350)
Net income					$23,252

Other Information
Average rental equipment [1]	$975,119	$362,104	$311,876
Average monthly total yield [2]	2.02%	2.69%	1.59%
Average utilization [3]	76.5%	66.9%	48.1%
Average monthly rental rate [4]	2.65%	4.02%	3.30%

1.	Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
2.	Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
3.	Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
4.	Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended September 30, 2020
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$47,134	$27,619	$13,385	$—	$88,138
Rental related services	18,684	800	5,556	—	25,040
Rental operations	65,818	28,419	18,941	—	113,178
Sales	29,275	6,912	230	5,914	42,331
Other	320	525	94	—	939
Total revenues	95,413	35,856	19,265	5,914	156,448

Costs and Expenses
Direct costs of rental operations:
Depreciation	5,771	11,547	4,101	—	21,419
Rental related services	13,510	673	4,420	—	18,603
Other	11,780	4,820	1,953	—	18,553
Total direct costs of rental operations	31,061	17,040	10,474	—	58,575
Costs of sales	21,726	3,853	251	3,839	29,669
Total costs of revenues	52,787	20,893	10,725	3,839	88,244

Gross Profit (Loss)
Rental	29,583	11,252	7,331	—	48,166
Rental related services	5,174	127	1,136	—	6,437
Rental operations	34,757	11,379	8,467	—	54,603
Sales	7,549	3,059	(21)	2,075	12,662
Other	320	525	94	—	939
Total gross profit	42,626	14,963	8,540	2,075	68,204
Selling and administrative expenses	17,739	5,962	5,821	1,349	30,871
Income from operations	$24,887	$9,001	$2,719	$726	37,333
Interest expense					(1,968)
Foreign currency exchange income					130
Provision for income taxes					(7,394)
Net income					$28,101

Other Information
Average rental equipment [1]	$829,460	$336,015	$314,933
Average monthly total yield [2]	1.89%	2.74%	1.42%
Average utilization [3]	76.3%	67.1%	44.1%
Average monthly rental rate [4]	2.48%	4.08%	3.21%

1.	Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
2.	Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
3.	Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
4.	Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Nine months ended September 30, 2021
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$159,118	$84,340	$40,479	$—	$283,937
Rental related services	54,726	2,149	16,995	—	73,870
Rental operations	213,844	86,489	57,474	—	357,807
Sales	48,766	14,679	2,161	14,897	80,503
Other	1,004	1,292	316	—	2,612
Total revenues	263,614	102,460	59,951	14,897	440,922

Costs and Expenses
Direct costs of rental operations:
Depreciation	20,437	35,429	12,350	—	68,216
Rental related services	40,384	2,061	13,791	—	56,236
Other	45,309	14,267	8,120	—	67,696
Total direct costs of rental operations	106,130	51,757	34,261	—	192,148
Costs of sales	32,127	5,836	1,523	10,535	50,021
Total costs of revenues	138,257	57,593	35,784	10,535	242,169

Gross Profit
Rental	93,373	34,643	20,009	—	148,025
Rental related services	14,340	90	3,204	—	17,634
Rental operations	107,713	34,733	23,213	—	165,659
Sales	16,640	8,842	638	4,362	30,482
Other	1,004	1,292	316	—	2,612
Total gross profit	125,357	44,867	24,167	4,362	198,753
Selling and administrative expenses	67,977	18,381	18,853	4,094	109,305
Income from operations	$57,380	$26,486	$5,314	$268	89,448
Interest expense					(7,208)
Foreign currency exchange loss					(185)
Provision for income taxes					(20,797)
Net income					$61,258

Other Information
Average rental equipment [1]	$906,633	$348,749	$312,928
Average monthly total yield [2]	1.95%	2.69%	1.44%
Average utilization [3]	76.0%	67.4%	44.0%
Average monthly rental rate [4]	2.57%	3.98%	3.26%

1.	Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
2.	Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
3.	Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
4.	Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Nine months ended September 30, 2020
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$141,172	$81,167	$40,934	$—	$263,273
Rental related services	51,291	2,296	16,439	—	70,026
Rental operations	192,463	83,463	57,373	—	333,299
Sales	51,847	17,943	960	16,616	87,366
Other	1,063	1,592	254	—	2,909
Total revenues	245,373	102,998	58,587	16,616	423,574

Costs and Expenses
Direct costs of rental operations:
Depreciation	17,177	35,129	12,334	—	64,640
Rental related services	37,222	1,836	12,702	—	51,760
Other	36,773	12,762	6,636	—	56,171
Total direct costs of rental operations	91,172	49,727	31,672	—	172,571
Costs of sales	37,274	9,350	799	10,488	57,911
Total costs of revenues	128,446	59,077	32,471	10,488	230,482

Gross Profit
Rental	87,222	33,276	21,964	—	142,462
Rental related services	14,069	460	3,737	—	18,266
Rental operations	101,291	33,736	25,701	—	160,728
Sales	14,573	8,593	161	6,128	29,455
Other	1,064	1,592	254	—	2,910
Total gross profit	116,928	43,921	26,116	6,128	193,093
Selling and administrative expenses	52,014	18,198	18,998	4,155	93,365
Income from operations	$64,914	$25,723	$7,118	$1,973	99,728
Interest expense					(6,804)
Foreign currency exchange loss					(189)
Provision for income taxes					(21,926)
Net income					$70,809

Other Information
Average rental equipment [1]	$822,723	$337,330	$314,859
Average monthly total yield [2]	1.89%	2.67%	1.44%
Average utilization [3]	77.5%	65.6%	45.5%
Average monthly rental rate [4]	2.46%	4.08%	3.18%

1.	Average rental equipment represents the cost of rental equipment, excluding accessory equipment. For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
2.	Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
3.	Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
4.	Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents “Adjusted EBITDA”, which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization and share-based compensation.  The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate the Company’s period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and the Company’s ability to meet future capital expenditure and working capital requirements.  Management believes the exclusion of non-cash charges, including share-based compensation, is useful in measuring the Company’s cash available for operations and performance of the Company.  Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include share-based compensation charges.  The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow.  In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance.  Because Adjusted EBITDA is a non-GAAP financial measure as defined by the SEC, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Net Income to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2021	2020	2021	2020	2021	2020
Net income	$23,252	$28,101	$61,258	$70,809	$92,433	$97,210
Provision for income taxes	9,350	7,394	20,797	21,926	28,931	30,979
Interest expense	3,168	1,968	7,208	6,804	9,191	9,728
Depreciation and amortization	28,488	23,587	79,047	71,249	102,441	94,765
EBITDA	64,258	61,050	168,310	170,788	232,996	232,682
Share-based compensation	1,705	1,670	5,302	4,894	5,957	6,690
Adjusted EBITDA [1]	$65,963	$62,720	$173,612	$175,682	$238,953	$239,372
Adjusted EBITDA margin [2]	38%	40%	39%	41%	41%	42%

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2021	2020	2021	2020	2021	2020
Adjusted EBITDA [1]	$65,963	$62,720	$173,612	$175,682	$238,953	$239,372
Interest paid	(2,490)	(1,798)	(6,477)	(6,829)	(8,698)	(9,945)
Income taxes paid, net of refunds received	(1,084)	(22,551)	(8,074)	(24,704)	(18,273)	(32,202)
Gain on sale of used rental equipment	(5,918)	(4,508)	(17,788)	(14,110)	(23,007)	(20,251)
Foreign currency exchange loss (gain)	128	(130)	185	189	(82)	59
Amortization of debt issuance costs	5	3	11	8	14	11
Change in certain assets and liabilities:
Accounts receivable, net	(27,922)	(3,493)	(33,278)	(1,334)	(27,161)	8,630
Prepaid expenses and other assets	(2,024)	327	(11,409)	(1,314)	(6,288)	(3,110)
Accounts payable and other liabilities	(1,023)	5,669	19,377	358	22,248	2,315
Deferred income	12,670	(2,224)	20,128	3,591	7,548	(2,217)
Net cash provided by operating activities	$38,305	$34,015	$136,287	$131,537	$185,254	$182,662

1.	Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization and share-based compensation.
2.	Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

FOR INFORMATION CONTACT:	Keith E. Pratt
EVP & Chief Financial Officer
925-606-9200